SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): January 9, 1998
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                             The Quigley Corporation
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               (Exact Name of Registrant as Specified in Charter)


     NEVADA                         01-21617            23-2577138
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(State or Other Jurisdiction       (Commission         (IRS Employer
   of Incorporation)               File Number)      Identification No.)

Landmark Building, PO Box 1349, Doylestown, PA                        18901
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(Address of Principal Executive Offices)                             (Zip Code)


Registrant's telephone number, including area code: (215) 345-0919
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                                       N/A
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         (Former Name or Former Address, if Changed Since Last Report.)


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         Item 5.           OTHER EVENTS.

         On January 9, 1998, the Registrant announced that its Board of Directors has authorized the repurchase of up to 250,000 shares of its outstanding Common Stock. Purchases will be made from time-to-time in the open market over the next twelve months to take advantage of the Registrant's strong cash position and lack of long-term debt. The schedule and amount of shares re-purchased will depend on market conditions.

         In a press release issued on January 9, 1998, Guy J. Quigley, Chairman of the Board, commented, "The Board believes that the current market valuation of the Company's Common Stock does not adequately reflect either current sales and earnings and or future growth potential, and therefore a timely repurchase program is clearly in the best interests of our thousands of shareholders."

         This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward- looking statements involve risks and uncertainties which may cause the actual results or objectives to be materially different from those expressed or implied by such forward-looking statements. Such factors include, among other things, adverse changes in government regulations, worldwide competition, ability to maintain relationships with supplier and customers and other factors set forth in the Registrant's Form 10-KSB, as amended, for the fiscal year ended September 30, 1996.

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
                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        THE QUIGLEY CORPORATION



Dated: January 13, 1998                 By:  /s/ Guy J. Quigley
                                             ---------------------
                                             Name:  Guy J. Quigley
                                             Title: President


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